UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 2, 2014 (March 31, 2014)
Date of Report (date of earliest event reported)

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

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Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

American Realty Capital Properties, Inc. Receives $275.0 Million of Additional Commitments to its Senior Corporate Credit Facility, Allowing for Total Financing Under Credit Facilities of $3.15 Billion

On March 31, 2014, American Realty Capital Properties, Inc. (the “Company”) entered into an augmenting lender supplement to its senior corporate credit facility (the “Credit Facility”), through its operating partnership, with the lenders party thereto and other related parties, by which the Company received $275.0 million of additional commitments to the Credit Facility from three new lenders.

With the assumption of the $150.0 million CapLease, Inc. secured credit facility in November 2013, the Company’s aggregate financing under its credit facilities could total $3.15 billion.

With $3.15 billion of possible financing under its credit facilities, the Company has $729.2 million of aggregate available borrowing capacity as of the date of this filing in the form of undrawn commitments, which may be used to finance acquisitions and for other general corporate purposes.

A copy of the press release relating to the foregoing, which was issued on April 2, 2014, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued April 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

Date: April 2, 2014	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and Chairman of the Board of Directors